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                                                                       Exhibit 1
                                                                       ---------

                    AGREEMENT REGARDING THE JOINT FILING OF
                                 SCHEDULE 13D
                        ______________________________


The undersigned hereby agree as follows:

     (i) Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

     (ii) Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date:  July 13, 2000                BAIN CAPITAL FUND VI, L.P.

                                    By:  Bain Capital Partners VI, L.P.
                                         its general partner

                                         By:  Bain Capital Investors VI, Inc.,
                                              its general partner

                                         By:  /s/ Mark E. Nunnelly
                                            ---------------------------
                                              Name:  Mark E. Nunnelly
                                              Title: Managing Director

                                         BCIP ASSOCIATES II
                                         BCIP ASSOCIATES II-B
                                         BCIP ASSOCIATES II-C
                                         BCIP TRUST ASSOCIATES II
                                         BCIP TRUST ASSOCIATES II-B

                                         By:  Bain Capital, Inc.
                                              their Managing Partner

                                         PEP INVESTMENTS PTY LTD.

                                         By:  Bain Capital, Inc.
                                              its attorney-in-fact

                                         By:  /s/ Mark E. Nunnelly
                                            ----------------------------
                                              Name:  Mark E. Nunnelly
                                              Title: Managing Director